INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (this “Agreement”) is made and entered into as of January 3, 2007, by and among Pro Elite, Inc., a New Jersey corporation (the “Company”), Showtime Networks Inc. (“SNI”), Gary Shaw (“Shaw”), Douglas DeLuca (“DeLuca”) and Santa Monica Capital Partners II, LLC, (“SMCP”) with reference to the following.

A. Pursuant to the Securities Purchase Agreement, dated as of the date hereof, (the “Purchase Agreement”) between the Company and SNI, the Company agreed to sell to SNI (i) 1,666,667 of Units at a per Unit price of $3.00, each Unit consisting of three shares of the Company’s Common Stock (the “Shares”) and a warrant to purchase one Share (the “Placement Warrants”); (ii) one warrant to purchase an additional 2,500,000 Shares exercisable immediately (the “Vested Warrants”); and (iii) one warrant to purchase 2,500,000 Shares vesting in the future (the “SNI Warrants”).

B. In connection with the purchase of Shares, SNI has the right to appoint one or two members of the Board of Directors as provided herein.

C. SMCP, Shaw and DeLuca have each agreed to vote the Shares owned by such person, respectively, in favor of the election of the SNI designee to the Company’s board of directors, and to allow SNI to participate along with SMCP, Shaw and/or DeLuca in certain sales of capital stock.

The Company, SNI, Shaw, DeLuca and SMCP hereby agree as follows:

1.  Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Closing” means the closing of the transactions contemplated by the Purchase Agreement.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means shares of the Company’s Common Stock.

“Derivative Securities” means any securities or rights convertible into, or exercisable for, Common Stock, including options and warrants.

“Effectiveness Date” means, with respect to the Registration Statement required to be filed hereunder, the earlier of (a) the 120th day following the filing of the Registration Statement, and (b) the fifth trading day following the date on which the Company is notified by the Commission that the Registration Statement will not be reviewed or is no longer subject to further review and comments.

“Effectiveness Period” shall have the meaning set forth in Section 2(a) except that for purposes of Section 6(d), the Effectiveness Period shall extend until all Shares issuable upon exercise of the Placement Warrants, the Vested Warrants and the SNI Warrants have been sold or may be sold without volume restrictions pursuant to Rule 144(k).

“Filing Date” means, with respect to the Registration Statement required to be filed hereunder, the later to occur of the 45th calendar day following the date that the Company receives a request from SNI that the Company effect a registration with respect to at least 50% of the Registrable Securities or six months from the effective date of the Investor Registration Statement.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time, of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Investor Registration Statement” means the registration statement covering the resale of securities of the Company issued to investors on October 3, 2006.

“Losses” shall have the meaning set forth in Section 5(a).

“New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as Derivative Securities.

“Owned” means, with respect to the number of Shares of owned by SNI, the number of Shares owned as of record by SNI, or CBS Corporation or any entity controlled by CBS Corporation to which SNI transfers any securities of the Company.

“Person” means any individual, partnership, corporation, group, trust or other legal entity.

“Plan of Distribution” shall have the meaning set forth in Section 2(a).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Proportionate Percentage” means for the purposes of Section 8, the pro rata percentage of the number of Shares to which a Section 8 Offer relates that shall be entitled to Transfer to the Section 8 Offeror, which pro rata percentage, as to SNI, shall be the percentage figure which expresses the ratio, on a Common Stock equivalent basis, between the number of Shares Owned by SNI and the aggregate number of Shares owned by a Section 8 Offeree at the date of determination.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means, as to this Agreement only, (a) all of the Shares, and (b) all of the Shares issuable upon exercise of the Placement Warrants, the Vested Warrants and the SNI Warrants, together with any Shares issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

“Registration Statement” means the registration statements required to be filed hereunder, including (in each case) the Prospectus, amendments and supplements to the registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in the registration statement.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Sale of the Corporation” means the sale of the Company to any Person or Persons pursuant to which such Person or Persons acquire (i) capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Company’s board of directors (whether by merger, consolidation or sale or transfer of the Company’s capital stock) or (ii) all or substantially all of the Company’s assets as determined on a consolidated basis.

“Selling Shareholder Questionnaire” shall have the meaning set forth in Section 3(a).

“Transfer” means any assignment, sale, disposition or any other like transfer of securities.

2.  Registration.

(a)  On or prior to the Filing Date, the Company shall prepare and file with the Commission, and in accordance with the Securities Act and all applicable regulations promulgated thereunder, the Registration Statement covering the resale of all of the Registrable Securities (or so much of the Registrable Securities as SNI requests to be included therein) for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement required hereunder shall be on Form SB-2 (except if the Company is not then eligible to register for resale the Registrable Securities on Form SB-2, in which case the Registration shall be on another appropriate form in accordance herewith). The Registration Statement required hereunder shall contain (except if otherwise directed by the Holders) substantially the “Plan of Distribution” attached hereto as Annex A. Subject to the terms of this Agreement, the Company shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event not later than the Effectiveness Date, and shall use its best efforts to keep the Registration Statement continuously effective under the Securities Act until the date when all of the Shares have been sold or may be sold without volume restrictions pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Holders (the “Effectiveness Period”).

(b)  Notwithstanding the foregoing obligations, if the Company furnishes to SNI a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its shareholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than thirty (30) days after the request of SNI; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such thirty (30) day period other than pursuant to a registration relating to the sale of securities to employees of the Company pursuant to a stock option, stock purchase, or similar plan; a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

3.  Registration Procedures.

In connection with the Company’s registration obligations hereunder, the Company shall:

(a)  Not less than five trading days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto, the Company shall, (i) furnish to the Holders copies of any disclosure relating to the Holders, including but not limited to the entire Selling Stockholder and Plan of Distribution sections which sections shall be subject to the review of such Holders, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities shall reasonably object in good faith, provided that the Company is notified of such objection in writing no later than two trading days after the Holders have been so furnished copies of such documents. Prior to any filing relating to the Registration Statement, each Holder agrees to furnish to the Company a completed Questionnaire substantially in the form attached to this Agreement as Annex B (a “Selling Shareholder Questionnaire”) within five trading days of written request by the Company.

(b)  (i) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably practicable to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and, as promptly as reasonably practicable, provide the Holders true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; (iv) comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented; and (v) take all other actions as may be reasonably necessary or appropriate in furtherance of the matters required by this Section 3(b).

(c)  Notify the Holders of Registrable Securities to be sold as promptly as reasonably practicable and confirm such notice in writing promptly following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of the Registration Statement and whenever the Commission comments in writing on the Registration Statement (the Company shall upon request provide true and complete copies thereof and all written responses thereto to each of the Holders); and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in the Registration Statement ineligible for inclusion therein or any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)  Use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(e)  Furnish to each Holder, without charge and upon request, at least one conformed copy of the Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

(f)  Promptly deliver to each Holder, without charge and upon request, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request in connection with resales by the Holder of Registrable Securities. Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving on any notice pursuant to Section 3(c) until the Company has delivered the Advice and either the supplemented prospectus or the amended Registration Statement as contemplated by Section 6(c).

(g)  Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the Registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep the Registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(h)  If requested by the Holders, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

(i)  Upon the occurrence of any event contemplated by Section 3(c)(v), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with clauses (ii) through (v) of Section 3(c) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable.

(j)  Comply with all applicable rules and regulations of the Commission.

(k)  The Company may require each selling Holder to furnish to the Company a certified statement as to the number of Shares beneficially owned by such Holder and, if required by the Commission, the person thereof that has voting and dispositive control over the Shares. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities solely because any Holder fails to furnish such information within three trading days of the Company’s request, any liquidated damages that are accruing at such time as to such Holder only shall be tolled and any Event that may otherwise occur solely because of such delay shall be suspended as to such Holder only, until such information is delivered to the Company.

4.  Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses with respect to filings required to be made with the trading market on which the Common Stock is then listed for trading, (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions or, except to the extent provided for in the Transaction Documents, any legal fees or other costs of the Holders.

5.  Indemnification.

(a)  Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents, managers, members, partners, shareholders and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (ii) in the case of an occurrence of an event of the type specified in Section 3(c)(ii) through (v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

(b)  Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: (i) such Holder’s failure to comply with the prospectus delivery requirements of the Securities Act or (ii) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case (A) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in the Registration Statement or such Prospectus or (B) to the extent that (x) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or (C) to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (y) in the case of an occurrence of an event of the type specified in Section 3(c)(ii) through (v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective; provided, however, that the indemnity agreement contained in this Section 5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)  Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten trading days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is not entitled to indemnification hereunder, determined based upon the relative faults of the parties.

(d)  Contribution. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, except in the case of fraud by such Holder.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6.  Rights and Obligations of Holders and the Company.

(a)  Remedies. In the event of a breach by the Company or by a Holder of any of their obligations under Sections 2 and 3 of this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement will be entitled to specific performance of its rights under this Agreement. The parties agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b)  Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

(c)  Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as it practicable.

(d)  Piggyback Registrations. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then the Company shall send to each Holder a written notice of such determination and, if within fifteen days after the date of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered, subject to customary underwriter cutbacks applicable to all holders of registration rights. In such event, the provisions of Section 3 shall apply to such a registration.

(e)  Amendments and Waivers. The provisions of the registration rights hereunder, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and Holders of at least 66% of the then outstanding Registrable Securities.

(f)  Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

7.  Rights to Future Stock Issuances.

7.1 Right of First Offer. Subject to the terms and conditions of this Section 7.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to SNI in accordance with this Section 7.

(a)  The Company shall give notice (the “Offer Notice”) to SNI, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b)  By notification to the Company within thirty (30) days after the Offer Notice is given, SNI may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Shares Owned by SNI bears to the total Shares outstanding. The closing of any sale pursuant to this Section 6.1(b) shall occur within ninety (90) days of the date that the Offer Notice is given.

(c)  The Company may, during the ninety (90) day period following the expiration of the periods provided in Section 6.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to SNI in accordance with this Section 6.1.

(d)  The right of first offer in this Section 6.1 shall not be applicable to (i) securities from time to time issued or deemed issued to employees or directors of, or consultants to, the Company or any of its subsidiaries or event participants pursuant to a compensation plan or agreement approved by the Board of Directors of the Company, (ii) the issuance of securities pursuant to the conversion, exercise, or exchange of Derivative Securities outstanding on the date hereof; (iii) the issuance of securities in connection with a bona fide business acquisition by the Company, whether by merger, consolidation, purchase of assets, exchange of stock, or otherwise; (iv) securities from time to time issued in connection with any antidilution or price protection provisions; or (v) or pursuant to an underwritten public offering. Notwithstanding the foregoing, with respect to securities issued to a strategic investor or the Derivative Securities therefor, if the Company is unable to provide to SNI an Offer Notice in advance so that the SNI shall have sufficient time to respond as provided in subparagraph (b), the Company shall have the right to issue such securities subject to the right of SNI to purchase the New Securities after such issuance in accordance with subparagraph (b).

(e)  The purchase price for the New Securities which SNI elects to purchase (the “Purchase Price”) shall be paid in cash, or, at the option of SNI, for advertising at the applicable rate card at the time of placement on such media outlet or outlets owned by CBS Corporation or its subsidiaries, or a combination thereof, subject to the good faith negotiation between the parties as to the outlet, timing, placement, content and appearance of the advertising, provided, however, that unless otherwise expressly agreed to by the Company, the maximum amount of the Purchase Price payable in advertising with respect to New Securities for a particular Offer Notice shall be $1,000,000 with the remaining amount to be paid in cash.

7.2 Termination. The covenants set forth in Section 7.1 shall terminate and be of no further force or effect at such time as the aggregate number of Shares beneficially owned by SNI, CBS Corporation and all other persons under the control of CBS Corporation (for purposes hereof, the number of Shares beneficially owned by such persons shall include the Shares issuable upon the exercise of any outstanding Placement Warrants, Vested Warrants and SNI Warrants) is less than 5% of the Shares outstanding.

8.  Right of Co-Sale.

(a)  In the event that SMCP, Shaw and/or DeLuca (each, a “Section 8 Offeree”) receives a bona fide arms length offer (the “Section 8 Offer”) from a Person (the “Section 8 Offeror”) to acquire any Shares owned by such Section 8 Offeree for a specified price payable in cash or otherwise and on specified terms and conditions, such Section 8 Offeree shall promptly forward a notice (the “Section 8 Notice”) complying with Section 8(b) to SNI. Subject to Section 8(c) and (d) such Section 8 Offeree shall not Transfer any Shares to the Section 8 Offeror unless the terms of the Section 8 Offer are extended to SNI with respect to its Proportionate Percentage of Common Stock to which the Section 8 Offer relates, whereupon SNI shall be entitled to Transfer to the Section 8 Offeror pursuant to the Section 8 Offer SNI’s Proportionate Percentage of Common Stock to which the Section 8 Offer relates.

(b)  The Section 8 Notice shall set forth (i) the number of Shares to which the Section 8 Offer relates and the name of the Section 8 Offeree, (ii) the name and address of the Section 8 Offeror, (iii) the proposed amount and type of consideration including, if the consideration consists in whole or in part of non-cash consideration, such information available to such Section 8 Offeree as may be reasonably necessary for SNI to properly analyze the economic value and investment risk of such non-cash consideration and the terms and conditions of payment offered by the Section 8 Offeror, and (iv) that the Section 8 Offeror has been informed of the co-sale rights provided for in this Section 8 and has agreed to purchase Shares in accordance with the terms of this Section 8.

(c)  The provisions of this Section 8 shall not apply to any sale by a Section 8 Offeree in a brokers’ transaction (as such term is defined in Rule 144), pursuant to an effective resale registration statement, in connection with the transfer to any affiliate of such Section 8 Offeree, in connection with a bona fide gift, for compensation purposes, or pursuant to any hedging or similar transaction.

(d)  The covenants set forth in Section 8 shall terminate and be of no further force or effect at such time as the aggregate number of Shares beneficially owned by SNI, CBS Corporation and all other persons under the control of CBS Corporation (for purposes hereof, the number of Shares beneficially owned by such persons shall include the Shares issuable upon the exercise of any outstanding Placement Warrants, Vested Warrants and SNI Warrants) is less than 5% of the Shares outstanding.

9.  Sale of the Company.

(a)  Right of First Refusal. Notwithstanding anything herein to the contrary, the Company shall not enter into any agreement with respect to any Sale of the Company, the board of directors of the Company shall not approve any Sale of the Company, and SMCP, Shaw and DeLuca shall vote any shares of the Company owned by such party, and shall cause any shares of the Company over which such party has voting control to be voted, against any Sale of the Company unless the Company first provides to SNI written notice (at least 14 days in the case of a sale to Time Warner Inc. or Liberty Media Corporation (or any successor owner of the businesses, or substantially all of the assets of, the business units of such entities currently known as HBO and Starz/Encore) or any of their affiliates or at least 5 days in the case of any other Person) setting forth the terms of such proposed Sale of the Company. Within such notice period, SNI shall have the right to match such offer in which case the Company shall use its reasonable efforts to agree to, and enter into good faith negotiations with SNI (or CBS Corporation or such other entity controlled by CBS Corporation designated by SNI) with respect to, definitive documentation for a Sale of the Company based on the terms set forth in such notice. In the event that SNI (or CBS Corporation or such other entity controlled by CBS Corporation designated by SNI) and the Company enter into definitive agreements with respect to a Sale of the Company, and SMCP, Shaw and DeLuca shall vote any shares of the Company owned by such party, and shall cause any shares of the Company over which such party has voting control to be voted, in favor of such the Sale of the Company.

(b)  The covenants set forth in Section 9 shall terminate and be of no further force or effect at such time as the aggregate number of Shares beneficially owned by SNI, CBS Corporation and all other persons under the control of CBS Corporation (for purposes hereof, the number of Shares beneficially owned by such persons shall include the Shares issuable upon the exercise of any outstanding Placement Warrants, Vested Warrants and SNI Warrants) is less than 5% of the Shares outstanding.

10.  Appointment to Board.

(a)  SNI shall have the right to designate one person to be elected to the Company’s board of directors, or, pursuant to Section 10(b) below, two persons to be elected to the Company’s board of directors (the “SNI Designees”), and the Company will use its best efforts to have the SNI Designees elected or appointed, and SMCP, Shaw and DeLuca agree to vote or cause to be voted all shares of the Company owned by such party or over which such party has voting control in whatever manner as necessary to ensure that at each annual or special meeting of shareholders at which an election of directors is held or pursuant to any written consent of the shareholders the SNI Designees shall be elected to the Board of Directors. The Company shall have the right to approve the SNI Designees, such approval not to be unreasonably withheld, delayed or conditioned.

(b)  In the event that the number of Shares Owned by SNI is greater than 20% of the number of Shares issued and outstanding, then SNI shall have the right to designate two persons to be elected to the Company’s board of directors, and all of the rights and obligations of the parties to this Agreement with respect to this Section 10 shall apply to both SNI Designees

(c)  Failure to Designate a Board Member. In the absence of any designation from SNI, the director, or directors, as the case may be, previously designated by SNI and then serving shall be put forth for re-election if still eligible to serve as provided herein.

(d)  Removal of Board Member. The Company shall use its best efforts, and SMCP, Shaw and DeLuca agree to vote, or cause to be voted, all Shares owned by such party, or over which such party has voting control, from time to time and at all times, in whatever manner as shall be necessary, to ensure that:

(i)  no SNI Designee may be removed from office other than for cause unless such removal is directed or approved by SNI; and

(ii)  any vacancies created by the resignation, removal or death of a SNI Designee shall be filled pursuant to the provisions of this Section 10.

SMCP, Shaw and Deluca each agrees to execute any written consents required to perform the obligations of this Section 10, and the Company agrees at the request of SNI to call a meeting of shareholders for the purpose of electing directors.

(e)  The covenants set forth in Section 10 shall terminate and be of no further force or effect at such time as the aggregate number of Shares beneficially owned by SNI, CBS Corporation and all other persons under the control of CBS Corporation (for purposes hereof, the number of Shares beneficially owned by such persons shall include the Shares issuable upon the exercise of any outstanding Placement Warrants, Vested Warrants and SNI Warrants) is less than 5% of the Shares outstanding.

11.  Miscellaneous.

(a)  Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be made in accordance with the provisions of the Purchase Agreement.

(b)  Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

(c)  Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(d)  Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be with the internal laws of the State of California, without giving effect to the principles of conflicts of law. All actions arising out of or relating to this Agreement shall be heard and determined exclusively in any California federal court sitting in the City of Los Angeles.

(e)  Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(f)  Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(g)  Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first written above.

PRO ELITE, INC. By: /s/ Douglas DeLuca Name: Douglas DeLuca Title: Chief Executive Officer

SHOWTIME NETWORKS INC. By: /s/

SANTA MONICA CAPITAL PARTNERS II, LLC By: Santa Monica Capital, LLC By: /s/ David Marshall Name: David Marshall Title: Manager

GARY SHAW /s/ Gary Shaw
DOUGLAS DELUCA /s/ Douglas DeLuca

ANNEX A

PLAN OF DISTRIBUTION

The Selling Stockholders (the “Selling Stockholders”) of the common stock (“Common Stock”) of Pro Elite, Inc., a New Jersey corporation (the “Company”) and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the date of this prospectus;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each Selling Stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

In connection with the sale of our common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus, which qualify for sale pursuant to Rule 144 under the Securities Act, may be sold under Rule 144 rather than under this prospectus. Each Selling Stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

ANNEX B

Pro Elite, Inc.

SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE

The undersigned beneficial owner of common stock, (the “Common Stock”), of Pro Elite, Inc., a New Jersey corporation (the “Company”), (the “Registrable Securities”) understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement on Form SB-2 (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Investor Rights Agreement, dated as of December ___, 2006 (the “Registration Rights Agreement”), among the Company and the Purchasers named therein. A copy of the Investor Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling securityholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Securityholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it and listed below in Item 3 (unless otherwise specified under such Item 3) in the Registration Statement.

QUESTIONNAIRE

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

1.	Name.
	(a)	Full Legal Name of Selling Securityholder _____________________________________________________________________

(b)
Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:
_____________________________________________________________________

(c)
Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):
_____________________________________________________________________

2.
Address for Notices to Selling Securityholder:

Telephone: ______________________________________________________________________________

Fax: ____________________________________________________________________________________

Contact Person: ___________________________________________________________________________

3.	Beneficial Ownership of Registrable Securities:
(a)
Type and Number of Registrable Securities beneficially owned:

_____________________________________________________________________
_____________________________________________________________________
_____________________________________________________________________

4.	Broker-Dealer Status:
	(a)	Are you a broker-dealer?
		Yes	☐	No	☐

Note: If yes, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

	(b)	Are you an affiliate of a broker-dealer?
		Yes	☐	No	☐

(c)
If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

		Yes	☐	No	☐

5.		Beneficial Ownership of Other Securities of the Company Owned by the Selling Securityholder.
Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

(a)
Type and Amount of Other Securities beneficially owned by the Selling Securityholder:

_____________________________________________________________________
_____________________________________________________________________
_____________________________________________________________________
_____________________________________________________________________

6.		Relationship with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years. State any exceptions here:

State any exceptions here: _____________________________________________________________________ _____________________________________________________________________

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 6 and the inclusion of such information in the Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated: ________________	Beneficial Owner _________________________________ By: _______________________________ Name: _________________________________ Title: __________________________________

PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO: